Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.
Announces 2016 Third Quarter Results

2016 Third Quarter Highlights

•	Net income from continuing operations attributable to the limited partners of $16.2 million, or $1.32 per unit

•	Net cash provided by operating activities of continuing operations of $35.9 million

•	Adjusted EBITDA of $58.9 million

HOUSTON, – November 7, 2016 - Natural Resource Partners L.P. (NYSE:NRP) today reported net income from continuing operations attributable to the limited partners for the three months ended September 30, 2016 of $16.2 million, or $1.32 per unit, an increase of $338.3 million, from a loss of $322.1 million, or $(26.34) per unit, a year earlier. Net cash provided by operating activities from continuing operations was $35.9 million in the third quarter of 2016, a decrease of $11.3 million compared to the prior year. Adjusted EBITDA, a non-GAAP measure, was $58.9 million for the three months ended September 30, 2016, a decrease of $11.5 million compared to the same period in 2015. Excluding impairments and gains on sale of assets in both years, net income from continuing operations attributable to the limited partners was $15.4 million for the quarter ended September 30, 2016 compared to $30.5 million for the same quarter last year. In addition, NRP received $109.9 million in net cash proceeds from the sale of its Williston Basin oil and gas properties (classified as discontinued operations). NRP ended the quarter with $92.4 million in cash. Reconciliations for all non-GAAP items are shown in tables at the end of the release.

“Towards the end of the third quarter we began to see the benefits from higher coal prices as a result of the rapidly improving coal market,” said Wyatt Hogan, President and Chief Operating Officer. “Our large exposure to metallurgical coal should benefit NRP as the benchmark metallurgical coal prices have increased over 100% in recent months. In addition, our soda ash and construction aggregates businesses continue to perform in line with our expectations, and provide a steady source of diversified income.”

Business Results and Outlook

The table below presents NRP's business results by segment for the three months ended September 30, 2016 and 2015:

	Operating Business Segments
	Coal Royalty and Other (1)			Corporate and Financing
		Soda Ash	VantaCore		Total
	(In thousands)
Three Months Ended September 30, 2016
Total revenues and other income	$55,363	$10,753	$31,758	$—	$97,874
Total operating expenses excluding impairments (2)	$17,461	$—	$30,674	$5,135	$53,270
Asset impairments	$5,697	$—	$—	$—	$5,697
Net income (loss) from continuing operations	$32,250	$10,753	$1,039	$(27,623)	$16,419
Adjusted EBITDA (2)	$47,017	$12,250	$4,800	$(5,132)	$58,935
Net cash provided by (used in) operating activities of continuing operations	$34,997	$12,250	$4,357	$(15,703)	$35,901
Net cash provided by (used in) investing activities of continuing operations	$10,691	$—	$(434)	$—	$10,257
Net cash provided by (used in) financing activities of continuing operations	$—	$—	$—	$24,843	$24,843
Distributable Cash Flow (2)	$45,683	$12,250	$4,093	$(15,703)	$156,212

Three Months Ended September 30, 2015
Total revenues and other income	$62,222	$12,617	$39,193	$—	$114,032
Total operating expenses excluding impairments (2)	$19,491	$—	$36,436	$4,233	$60,160
Asset impairments	$361,703	$—	$—	$—	$361,703
Net income (loss) from continuing operations	$(318,972)	$12,617	$2,757	$(27,138)	$(330,736)
Adjusted EBITDA (2)	$55,390	$12,740	$6,535	$(4,233)	$70,432
Net cash provided by (used in) operating activities of continuing operations	$40,389	$12,762	$5,841	$(11,818)	$47,174
Net cash provided by (used in) investing activities of continuing operations	$8,422	$—	$(3,057)	$—	$5,365
Net cash provided by (used in) financing activities of continuing operations	$—	$—	$—	$(11,678)	$(11,678)
Distributable Cash Flow (2)	$48,932	$12,762	$4,331	$(11,818)	$54,207

(1)
As a result of the sale of our non-operated oil and gas working interest assets in the third quarter of 2016, the Partnership transitioned management responsibilities and reporting of its oil and gas royalty assets into the Coal Royalty and Other operating segment. The Partnership has adjusted the corresponding items of segment information for prior periods to reflect this change and eliminated its oil and gas segment.

(2)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

The table below presents NRP's business results by segment for the nine months ended September 30, 2016 and 2015:

	Operating Business Segments
	Coal Royalty and Other (1)			Corporate and Financing
		Soda Ash	VantaCore		Total
	(In thousands)
Nine Months Ended September 30, 2016
Total revenues and other income	$193,114	$30,742	$88,091	$—	$311,947
Total operating expenses excluding impairments (2)	$47,728	$—	$84,553	$13,346	$145,627
Asset impairments	$7,681	$—	$—	$—	$7,681
Net income (loss) from continuing operations	$137,802	$30,742	$3,441	$(80,582)	$91,403
Adjusted EBITDA (2)	$168,979	$34,300	$14,454	$(13,317)	$204,416
Net cash provided by (used in) operating activities of continuing operations	$91,372	$34,300	$16,680	$(67,805)	$74,547
Net cash provided by (used in) investing activities of continuing operations	$57,834	$—	$(4,324)	$—	$53,510
Net cash provided by (used in) financing activities of continuing operations	$—	$(7,229)	$(1,593)	$(68,047)	$(76,869)
Distributable Cash Flow (2)	$149,206	$34,300	$13,111	$(67,805)	$238,701

Nine Months Ended September 30, 2015
Total revenues and other income	$190,004	$36,739	$107,034	$—	$333,777
Total operating expenses excluding impairments (2)	$58,301	$—	$103,155	$9,823	$171,279
Asset impairments	$365,506	$—	$—	$—	$365,506
Net income (loss) from continuing operations	$(233,803)	$36,739	$3,879	$(76,783)	$(269,968)
Adjusted EBITDA (2)	$156,942	$34,545	$16,378	$(9,807)	$198,058
Net cash provided by (used in) operating activities of continuing operations	$149,841	$30,778	$19,783	$(68,211)	$132,191
Net cash provided by (used in) investing activities of continuing operations	$15,546	$—	$(7,417)	$—	$8,129
Net cash provided by (used in) financing activities of continuing operations	$(2,744)	$—	$—	$(136,882)	$(139,626)
Distributable Cash Flow (2)	$162,972	$30,778	$16,940	$(68,211)	$142,479

(1)
As a result of the sale of our non-operated oil and gas working interest assets in the third quarter of 2016, the Partnership transitioned management responsibilities and reporting of its oil and gas royalty assets into the Coal Royalty and Other operating segment. The Partnership has adjusted the corresponding items of segment information for prior periods to reflect this change and eliminated its oil and gas segment.

(2)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Coal Royalty and Other

NRP stands to benefit from recent improvements in both the thermal and metallurgical coal markets. The metallurgical coal markets in particular have improved significantly over the last few months, with global contract and spot prices in excess of $200/ton due to supply shortages caused by China’s recent production cutbacks, operational disruptions in Australia, and the significant number of mine closures in the United States. As a result of the increased pricing, some of the higher-quality coal from our properties that is typically sold into the thermal market is now being sold by our lessees into the metallurgical markets, which command a higher price per ton than the thermal markets. We expect this trend to continue to the extent the metallurgical markets show sustained improvements. We derived approximately 32% of our coal royalty revenues and 37% of the related production from metallurgical coal during the nine months ended September 30, 2016. The domestic thermal coal markets have also shown modest improvements, as production cuts over the last year have rationalized coal stockpiles. Higher recent natural gas prices have also caused thermal coal to be more competitive for electricity generation.
Revenues and other income decreased $6.8 million, or 11%, from $62.2 million in the three months ended September 30, 2015 to $55.4 million in the three months ended September 30, 2016. An $10.9 million reduction in total coal royalty revenues was caused by a 4.0 million ton reduction in sales and a $0.32 per ton decrease in combined average coal royalty revenue per ton. While all regions except the Northern Powder River experienced reduced revenue, the largest decrease occurred in Central Appalachia, which continues to face challenges with respect to thermal coal production.

Net income from continuing operations increased $351.3 million, from a loss of $319.0 million in the three months ended September 30, 2015 to income of $32.3 million in the three months ended September 30, 2016. This increase is primarily related to $361.7 million of impairments taken in the third quarter of 2015.

Adjusted EBITDA decreased $8.4 million, or 15%, from $55.4 million in the three months ended September 30, 2015 to $47.0 million in the three months ended September 30, 2016. This decrease was primarily the result of lower revenues from Central Appalachian coal.

Operating cash provided by continuing operations decreased $5.4 million, or 13%, from $40.4 million in the three months ended September 30, 2015 to $35.0 million in the three months ended September 30, 2016.

Soda Ash

Revenues and other income related to our Soda Ash segment decreased $1.8 million, or 14%, from $12.6 million in the three months ended September 30, 2015 to $10.8 million in the three months ended September 30, 2016. This decrease is primarily related to lower international prices compared to the prior year, in addition to higher royalty and G&A costs. These decreases were partially offset by higher production compared to the prior year. For the three months ended September 30, 2016, we received $12.3 million in cash distributions from Ciner Wyoming and for the three months ended September 30, 2015, we received $12.7 million in cash distributions.

VantaCore

VantaCore's construction aggregates mining business is largely dependent on the strength of the local markets that it serves and is seasonal. The largest component, approximately half, of the VantaCore segment is the Laurel operation in southwestern Pennsylvania, that serves producers and service companies operating in the Marcellus and Utica Shales. Low natural gas prices have led to a slowing pace of exploration and development in those areas and impacted Laurel's revenues. This decline has been offset both by increased construction revenue at Laurel and reduced costs across all of the VantaCore operations.

Revenues and other income related to our VantaCore segment decreased $7.4 million, or 19%, from $39.2 million in the three months ended September 30, 2015 to $31.8 million in the three months ended September 30, 2016. While VantaCore's production and revenues have declined in 2016 compared to 2015, it's cost management efforts have enabled the business to maintain its profitability. Tonnage sold declined 14% or 0.3 million tons quarter-over-quarter to 1.8 million tons.

Discontinued Operations

In July 2016, NRP Oil and Gas sold its non-operated oil and gas working interest assets in the Williston Basin and repaid the reserve-based revolving credit facility in full. The net proceeds of $109.9 million from the sale is included in the calculation of distributable cash flow and included in net cash provided by investing activities of discontinued operations on the Consolidated Statement of Cash Flows.

Corporate and Financing

Corporate and financing general and administrative expense (including affiliates) includes corporate headquarters, financing and centralized treasury and accounting. These costs increased $0.9 million, or 21% from $4.2 million in the three months ended September 30, 2015 to $5.1 million in the three months ended September 30, 2016 primarily due to increased legal and advisory fees related to the implementation of our long-term plan to strengthen our balance sheet, reduce debt and enhance liquidity. Interest expense, net was essentially flat from $22.9 million in the three months ended September 30, 2015 to $22.5 million in the three months ended September 30, 2016.

In the third quarter, NRP repaid $82.7 million of debt, with $7.7 million in amortization payments on the NRP Operating senior notes and $75.0 million to repay the NRP Oil and Gas revolving credit facility in full.

Subsequent Events

On October 26, 2016, the Board of Directors of GP Natural Resource Partners LLC declared a distribution of $0.45 per unit to be paid on November 14, 2016 to unitholders of record on November 7, 2016.

On November 3, NRP sold its mineral fee interests in Grant County, Oklahoma for $7.5 million in gross cash proceeds.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns interests in coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation, and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, gain on reserve swaps and income to non-controlling interest; plus distributions from equity earnings in unconsolidated investment, interest expense, depreciation, depletion and amortization and asset impairments.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable Cash Flow” is a non-GAAP financial measure that we define as net cash provided by operating activities of continuing operations, plus returns of unconsolidated equity investments, proceeds from sales of assets, and returns of long-term contract receivables—affiliate, less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. DCF is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the Partnership's ability to make cash distributions to our unitholders and our general partner and repay debt.

“Operating expenses excluding impairments” is a non-GAAP financial measure that we define as total operating expenses less asset impairments. “Operating expenses excluding impairments,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Operating expenses excluding impairments should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Operating expenses excluding impairments provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Operating expenses excluding impairments does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Operating expenses excluding impairments is useful in evaluating our financial performance because asset impairments are one-time non-cash charges and excluding these from total operating expenses allows us to better compare results period-over-period. A reconciliation of Operating expenses excluding impairments to total operating expenses is included in the tables attached to this release.

“Net income excluding impairments” is a non-GAAP financial measure that we define as net income (loss) plus asset impairments. Net income excluding impairments, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Net income excluding impairments should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes net income excluding impairments is useful in evaluating our financial performance because asset impairments are irregular non-cash charges and excluding these from net income allows us to better compare results period-over-period. A reconciliation of Net income excluding impairments to net income is included in the tables attached to this release.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, trona and soda ash, construction aggregates, crude oil and natural gas, frac sand and other natural resources; changes in operating conditions and costs; production cuts by our lessees; the pace of development of our oil and natural gas properties; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, our ability to consummate planned asset sales and execute on our long-term strategic plan and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Comprehensive Income
(in thousands, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
Revenues and other income:
Coal royalty and other	$27,504	$40,431	$116,336	$112,139
Coal royalty and other—affiliates	21,434	19,535	49,508	70,938
VantaCore	31,757	39,616	88,081	107,058
Equity in earnings of Ciner Wyoming	10,753	12,617	30,742	36,739
Gain on asset sales, net	6,426	1,833	27,280	6,903
Total revenues and other income	97,874	114,032	311,947	333,777

Operating expenses:
Operating and maintenance expenses	31,242	37,746	87,824	106,338
Operating and maintenance expenses—affiliates, net	4,062	1,744	9,948	8,090
Depreciation, depletion and amortization	11,929	15,666	32,181	44,512
Amortization expense—affiliate	902	771	2,328	2,516
General and administrative	4,268	1,809	10,676	6,014
General and administrative—affiliates	867	2,424	2,670	3,809
Asset impairments	5,697	361,703	7,681	365,506
Total operating expenses	58,967	421,863	153,308	536,785

Income (loss) from operations	38,907	(307,831)	158,639	(203,008)

Other income (expense)
Interest expense	(22,491)	(22,441)	(66,742)	(65,588)
Interest expense—affiliate	—	(464)	(523)	(1,388)
Interest income	3	—	29	16
Other expense, net	(22,488)	(22,905)	(67,236)	(66,960)

Net income (loss) from continuing operations	16,419	(330,736)	91,403	(269,968)
Income (loss) from discontinued operations	7,112	(269,265)	2,001	(279,966)
Net income (loss)	23,531	(600,001)	93,404	(549,934)
Less: net loss attributable to non-controlling interest	—	1,244	—	—
Net income (loss) attributable to NRP	$23,531	$(598,757)	$93,404	$(549,934)

Net income (loss) attributable to limited partners:
Continuing operations	$16,155	$(322,133)	$89,771	$(263,799)
Discontinued operations	6,970	(263,880)	1,961	(274,367)
Total	23,125	(586,013)	91,732	(538,166)

Net income (loss) attributable to the general partner:
Continuing operations	$264	$(7,359)	$1,632	$(6,169)
Discontinued operations	142	(5,385)	40	(5,599)
Total	$406	$(12,744)	$1,672	$(11,768)

Basic and diluted net income (loss) per common unit:
Continuing operations	$1.32	$(26.34)	$7.34	$(21.57)
Discontinued operations	0.57	(21.57)	0.16	(22.43)
Total	$1.89	$(47.91)	$7.50	$(44.00)

Weighted average number of common units outstanding	12,232	12,232	12,232	12,232

Net income (loss)	$23,531	$(600,001)	$93,404	$(549,934)
Add: comprehensive loss from unconsolidated investment and other	(609)	(1,136)	(692)	(1,891)
Less: comprehensive loss attributable to non-controlling interest	—	1,244	—	—
Comprehensive income (loss) attributable to NRP	$22,922	$(599,893)	$92,712	$(551,825)

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$23,531	$(600,001)	$93,404	$(549,934)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	11,929	15,666	32,181	44,512
Amortization expense—affiliates	902	771	2,328	2,516
Distributions from equity earnings from unconsolidated investment	12,250	12,740	34,300	34,545
Equity earnings from unconsolidated investment	(10,753)	(12,617)	(30,742)	(36,739)
Gain on asset sales, net	(6,426)	(1,833)	(27,280)	(6,903)
(Income) loss from discontinued operations	(7,112)	269,265	(2,001)	279,966
Asset impairments	5,697	361,703	7,681	365,506
Gain on reserve swap	—	—	—	(9,290)
Other, net	2,600	2,275	6,694	(7,774)
Other, net—affiliates	636	(1,787)	848	(2,139)
Change in assets and liabilities:
Accounts receivable	(4,263)	(3,117)	(341)	3,503
Accounts receivable—affiliates	1,559	742	(712)	2,044
Accounts payable	485	(2,849)	635	(2,163)
Accounts payable—affiliates	54	1,604	29	1,563
Accrued liabilities	10,418	8,422	7,287	8,485
Accrued liabilities—affiliates	—	457	(456)	457
Deferred revenue	(2,558)	(1,464)	(40,762)	6,035
Deferred revenue—affiliates	(4,130)	(3,462)	(8,190)	(3,399)
Other items, net	1,689	659	(356)	1,400
Other items, net—affiliates	(607)	—	—	—
Net cash provided by operating activities of continuing operations	35,901	47,174	74,547	132,191
Net cash provided by operating activities of discontinued operations	2,358	8,066	8,173	29,159
Net cash provided by operating activities	38,259	55,240	82,720	161,350
Cash flows from investing activities:
Proceeds from sale of oil and gas royalty properties	1,617	—	35,964	—
Proceeds from sale of coal and hard mineral royalty properties	8,412	1,660	18,214	3,505
Return of long-term contract receivables—affiliate	397	984	2,577	2,121
Proceeds from sale of plant and equipment and other	343	6,229	1,186	11,484
Acquisition of plant and equipment and other	(512)	(3,508)	(4,431)	(8,581)
Acquisition of mineral rights	—	—	—	(400)
Net cash provided by investing activities of continuing operations	10,257	5,365	53,510	8,129
Net cash provided by (used in) investing activities of discontinued operations	110,635	(7,296)	106,821	(32,581)
Net cash provided by (used in) investing activities	120,892	(1,931)	160,331	(24,452)
Cash flows from financing activities:
Proceeds from loans	—	75,000	20,000	100,000
Repayments of loans	(7,692)	(82,692)	(106,174)	(141,175)
Distributions to partners	(5,617)	(11,232)	(16,849)	(66,142)
Distributions to non-controlling interest	—	—	—	(2,744)
Contributions from (to) discontinued operations	40,226	8,000	40,226	(23,725)
Debt issue costs and other	(2,074)	(754)	(14,072)	(5,840)
Net cash used in financing activities of continuing operations	24,843	(11,678)	(76,869)	(139,626)
Net cash provided by (used in) financing activities of discontinued operations	(114,994)	(8,000)	(125,564)	13,808
Net cash used in financing activities	(90,151)	(19,678)	(202,433)	(125,818)

Net increase in cash and cash equivalents	69,000	33,631	40,618	11,080
Cash and cash equivalents of continuing operations at beginning of period	21,391	8,804	41,204	48,971
Cash and cash equivalents of discontinued operations at beginning of period	2,000	18,721	10,569	1,105
Cash and cash equivalents at beginning of period	23,391	27,525	51,773	50,076
Cash and cash equivalents at end of period	92,391	61,156	92,391	61,156
Less: cash and cash equivalents of discontinued operations at end of period	—	11,491	—	11,491
Cash and cash equivalents of continuing operations at end of period	$92,391	$49,665	$92,391	$49,665

Supplemental cash flow information:
Cash paid for interest	$12,078	$13,022	$54,749	$55,761
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	—	13	—	4,465

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets
(in thousands, except unit data)
	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,391	$41,204
Accounts receivable, net	44,139	43,633
Accounts receivable—affiliates, net	7,057	6,345
Inventory	7,160	7,835
Prepaid expenses and other	3,707	4,268
Current assets held for sale	5,520	—
Current assets of discontinued operations	991	17,844
Total current assets	160,965	121,129
Land	25,020	25,022
Plant and equipment, net	52,516	60,675
Mineral rights, net	924,181	984,522
Intangible assets, net	3,239	3,930
Intangible assets, net—affiliate	50,668	52,997
Equity in unconsolidated investment	257,661	261,942
Long-term contracts receivable—affiliate	44,224	47,359
Other assets	1,898	1,173
Other assets—affiliate	1,034	1,124
Non-current assets of discontinued operations	—	110,162
Total assets	$1,521,406	$1,670,035
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$6,223	$5,022
Accounts payable—affiliates	829	801
Accrued liabilities	44,816	44,997
Accrued liabilities—affiliates	—	456
Current portion of long-term debt, net	158,597	80,745
Current liabilities of discontinued operations	835	4,388
Total current liabilities	211,300	136,409
Deferred revenue	40,050	80,812
Deferred revenue—affiliates	74,663	82,853
Long-term debt, net	1,041,984	1,186,681
Long-term debt, net—affiliate	—	19,930
Other non-current liabilities	4,404	5,171
Non-current liabilities of discontinued operations	—	85,237
Commitments and contingencies
Partners’ capital:
Common unitholders’ interest (12,232,006 units outstanding)	154,315	79,094
General partner’s interest	928	(606)
Accumulated other comprehensive loss	(2,844)	(2,152)
Total partners’ capital	152,399	76,336
Non-controlling interest	(3,394)	(3,394)
Total capital	149,005	72,942
Total liabilities and capital	$1,521,406	$1,670,035

Natural Resource Partners L.P.
Financial Tables

Operating Statistics - Coal Royalty and Other
(in thousands except per ton data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)
Coal production (tons)
Appalachia
Northern (1)	(356)	1,518	479	7,581
Central	3,348	4,642	10,046	13,402
Southern	683	851	2,201	3,000
Total Appalachia	3,675	7,011	12,726	23,983
Illinois Basin	2,411	2,722	6,056	8,265
Northern Powder River Basin	1,318	1,301	2,734	3,497
Gulf Coast	—	361	—	778
Total coal production	7,404	11,395	21,516	36,523

Coal royalty revenue per ton
Appalachia
Northern	N/A (1)	$0.50	$4.19	$0.28
Central	3.28	3.76	3.22	3.93
Southern	3.83	4.18	3.37	4.55
Illinois Basin	3.63	4.05	3.57	4.00
Northern Powder River Basin	3.27	2.80	3.04	2.64
Gulf Coast	—	4.26	—	3.85

Coal royalty revenues
Appalachia
Northern (1)	$370	$763	$2,005	$2,105
Central	10,994	17,440	32,331	52,616
Southern	2,618	3,561	7,419	13,646
Total Appalachia	13,982	21,764	41,755	68,367
Illinois Basin	8,745	11,015	21,611	33,020
Northern Powder River Basin	4,314	3,641	8,314	9,219
Gulf Coast	—	1,537	—	2,996
Total coal royalty revenue	$27,041	$37,957	$71,680	$113,602

Other revenues
Override revenue	$615	$433	$1,482	$2,195
Transportation and processing fees	6,127	5,338	15,663	16,400
Minimums recognized as revenue	9,755	3,234	60,455	12,480
Lease assignment fee	—	6,000	—	6,000
Gain on reserve swap	—	—	—	9,290
Wheelage	919	401	1,797	2,117
Hard mineral royalty revenues	700	3,118	2,194	7,552
Oil and gas royalty revenues	1,283	969	2,538	3,476
Property tax revenue	2,567	2,528	8,899	8,602
Other	(69)	(12)	1,136	1,363
Total other revenues	$21,897	$22,009	$94,164	$69,475
Coal royalty and other income	48,938	59,966	165,844	183,077
Gain on coal royalty and other segment asset sales	6,425	2,256	27,270	6,927
Total coal royalty and other segment revenues and other income	$55,363	$62,222	$193,114	$190,004

(1) Northern Appalachia was impacted by a prior period adjustment of 0.5 million tons and less than $0.1 million in royalty revenue primarily related to the Hibbs Run mine that ceased production during 2016. Absent this adjustment, production in the Northern Appalachia region was 0.2 million tons, average revenue per ton was $1.97 and revenue was $0.4 million.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(in thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended September 30, 2016
Net cash provided by (used in) operating activities of continuing operations	$34,997	$12,250	$4,357	$(15,703)	$35,901
Add: return on long-term contract receivables—affiliate	397	—	—	—	397
Add: proceeds from sale of PP&E	265	—	78	—	343
Add: proceeds from sale of mineral rights	10,029	—	—	—	10,029
Add: proceeds from sale of assets included in discontinued operations	—	—	—	—	109,889
Less: maintenance capital expenditures	(5)	—	(342)	—	(347)
DCF	$45,683	$12,250	$4,093	$(15,703)	$156,212

Three Months Ended September 30, 2015
Net cash provided by (used in) operating activities of continuing operations	$40,389	$12,762	$5,841	$(11,818)	$47,174
Add: return on long-term contract receivables—affiliate	984	—	—	—	984
Add: proceeds from sale of PP&E	6,228	—	1	—	6,229
Add: proceeds from sale of mineral rights	1,660	—	—	—	1,660
Less: maintenance capital expenditures	(329)	—	(1,511)	—	(1,840)
DCF	$48,932	$12,762	$4,331	$(11,818)	$54,207

Nine Months Ended September 30, 2016
Net cash provided by (used in) operating activities of continuing operations	$91,372	$34,300	$16,680	$(67,805)	$74,547
Add: return on long-term contract receivables—affiliate	2,577	—	—	—	2,577
Add: proceeds from sale of PP&E	1,084	—	102	—	1,186
Add: proceeds from sale of mineral rights	54,178	—	—	—	54,178
Add: proceeds from sale of assets included in discontinued operations	—	—	—	—	109,889
Less: maintenance capital expenditures	(5)	—	(3,671)	—	(3,676)
DCF	$149,206	$34,300	$13,111	$(67,805)	$238,701

Nine Months Ended September 30, 2015
Net cash provided by (used in) operating activities of continuing operations	$149,841	$30,778	$19,783	$(68,211)	$132,191
Add: return on long-term contract receivables—affiliate	2,121	—	—	—	2,121
Add: proceeds from sale of PP&E	10,578	—	906	—	11,484
Add: proceeds from sale of mineral rights	3,505	—	—	—	3,505
Less: maintenance capital expenditures	(329)	—	(3,749)	—	(4,078)
Less: distributions to non-controlling interest	(2,744)	—	—	—	(2,744)
DCF	$162,972	$30,778	$16,940	$(68,211)	$142,479

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(in thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended September 30, 2016
Net income (loss) from continuing operations	$32,250	$10,753	$1,039	$(27,623)	$16,419
Less: equity earnings from unconsolidated investment	—	(10,753)	—	—	(10,753)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: depreciation, depletion and amortization	9,070	—	3,761	—	12,831
Add: asset impairments	5,697	—	—	—	5,697
Add: interest expense	—	—	—	22,491	22,491
Adjusted EBITDA	$47,017	$12,250	$4,800	$(5,132)	$58,935

Three Months Ended September 30, 2015
Net income (loss) from continuing operations	$(318,972)	$12,617	$2,757	$(27,138)	$(330,736)
Less: equity earnings from unconsolidated investment	—	(12,617)	—	—	(12,617)
Add: distributions from unconsolidated investment	—	12,740	—	—	12,740
Add: depreciation, depletion and amortization	12,659	—	3,778	—	16,437
Add: asset impairments	361,703	—	—	—	361,703
Add: interest expense	—	—	—	22,905	22,905
Adjusted EBITDA	$55,390	$12,740	$6,535	$(4,233)	$70,432

Nine Months Ended September 30, 2016
Net income (loss) from continuing operations	$137,802	$30,742	$3,441	$(80,582)	$91,403
Less: equity earnings from unconsolidated investment	—	(30,742)	—	—	(30,742)
Add: distributions from unconsolidated investment	—	34,300	—	—	34,300
Add: depreciation, depletion and amortization	23,496	—	11,013	—	34,509
Add: asset impairments	7,681	—	—	—	7,681
Add: interest expense	—	—	—	67,265	67,265
Adjusted EBITDA	$168,979	$34,300	$14,454	$(13,317)	$204,416

Nine Months Ended September 30, 2015
Net income (loss) from continuing operations	$(233,803)	$36,739	$3,879	$(76,783)	$(269,968)
Less: equity earnings from unconsolidated investment	—	(36,739)	—	—	(36,739)
Less: gain on reserve swap	(9,290)	—	—	—	(9,290)
Add: distributions from unconsolidated investment	—	34,545	—	—	34,545
Add: depreciation, depletion and amortization	34,529	—	12,499	—	47,028
Add: asset impairments	365,506	—	—	—	365,506
Add: interest expense	—	—	—	66,976	66,976
Adjusted EBITDA	$156,942	$34,545	$16,378	$(9,807)	$198,058

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Operating Expenses Excluding Impairments
(in thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended September 30, 2016
Total operating expenses	$23,158	$—	$30,674	$5,135	$58,967
Less: asset impairments	5,697	—	—	—	5,697
Operating expenses excluding impairments	$17,461	$—	$30,674	$5,135	$53,270

Three Months Ended September 30, 2015
Total operating expenses	$381,194	$—	$36,436	$4,233	$421,863
Less: asset impairments	361,703	—	—	—	361,703
Operating expenses excluding impairments	$19,491	$—	$36,436	$4,233	$60,160

Nine Months Ended September 30, 2016
Total operating expenses	55,409	—	84,553	$13,346	$153,308
Less: asset impairments	7,681	—	—	—	7,681
Operating expenses excluding impairments	$47,728	$—	$84,553	$13,346	$145,627

Nine Months Ended September 30, 2015
Total operating expenses	$423,807	$—	$103,155	$9,823	$536,785
Less: asset impairments	365,506	—	—	—	365,506
Operating expenses excluding impairments	$58,301	$—	$103,155	$9,823	$171,279

Non-cash impairment charges attributable to the limited partners
(in thousands)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
Asset impairments, as reported	5,697	361,703	7,681	365,506
Asset impairments attributable to the limited partners	5,583	354,469	7,527	358,196
Asset impairments attributable to the general partners	114	7,234	154	7,310

Gain on sale of assets attributable to the limited partners
(in thousands)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
Gain on sale of assets, as reported	6,426	1,833	27,280	6,903
Gain on sale of assets attributable to the limited partners	6,297	1,796	26,734	6,765
Gain on sale of assets attributable to the general partners	129	37	546	138

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Net Income from Continuing Operations and Net Income from Continuing Operations Per Unit Attributable to the Limited Partners Excluding Impairments and Asset Sales
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)
Net income (loss) from continuing operations attributable to the limited partners, as reported	$16,155	$(322,133)	$89,771	$(263,799)
Gain on sale of assets attributable to the limited partners	(6,297)	(1,796)	(26,734)	(6,765)
Asset impairments attributable to the limited partners	5,583	354,469	7,527	358,196
Net income from continuing operations attributable to the limited partners excluding impairments and gain on asset sales	$15,441	$30,540	$70,564	$87,632
Weighted average number of common units outstanding:	12,232	12,232	12,232	12,232
Net income from continuing operations per unit attributable to the limited partners excluding impairments and gain on asset sales	$1.26	$2.50	$5.77	$7.16

-end-